UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Scharf. On October 17, 2016, Charles W. Scharf, the chief executive officer (“CEO”) of Visa Inc. (the “Company”), informed the Company that he is resigning as CEO and as a member of the board of directors of the Company (the “Board”), both effective as of December 1, 2016.
Appointment of Mr. Kelly. On October 17, 2016, the Board elected Alfred F. Kelly, Jr. to serve as the new CEO effective as of December 1, 2016. Mr. Kelly will commence employment with the Company on October 31, 2016 as “CEO Designate” prior to assuming the CEO position on December 1, 2016. Mr. Kelly, age 58, has been a member of the Board since January 2014. Mr. Kelly is currently the president and chief executive officer of Intersection Co., a digital technology and media company, where he has been employed since March 2016. In addition to his current employment, during the past five years Mr. Kelly served as a management advisor to TowerBrook Capital Partners L.P., an investment management firm (April 2015 to February 2016), and as chairman of the board, president and chief executive officer of NY/NJ Super Bowl Host Company, a nonprofit fundraising and planning organization (April 2011 to August 2014). In addition to serving on the Board, Mr. Kelly’s other public company directorships currently include MetLife, Inc. and previously included Affinion Group Holdings, Inc. and its wholly-owned subsidiary Affinion Group, Inc. Mr. Kelly is not a party to any arrangement or understanding regarding his selection as an officer. Mr. Kelly has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Kelly is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Kelly Offer Letter. The Company has entered into a written offer letter with Mr. Kelly, dated October 17, 2016 (the “Offer Letter”), outlining the terms of his employment as CEO Designate and CEO. Pursuant to the terms of the Offer Letter, Mr. Kelly will receive an annual salary of $1,250,000. Mr. Kelly also will be eligible to participate in the Visa Inc. Incentive Plan (“VIP”) previously described by the Company in, and attached as Annex B to, the Proxy Statement filed by the Company on December 11, 2015. Mr. Kelly’s target bonus under the VIP will be two hundred fifty percent (250%) of his base salary with a maximum bonus opportunity of five hundred percent (500%) of his base salary, subject to the terms and conditions of the VIP.
Pursuant to the Offer Letter, Mr. Kelly will receive a long-term equity incentive award with an effective date of grant that is the next quarterly grant date after his employment commences (the “Initial Equity Award”). The Initial Equity Award will have an aggregate grant date value of $11,000,000 and will be denominated in performance shares, stock options and restricted stock units in accordance with the allocation determined by the compensation committee of the Board (the “Compensation Committee”) for the Company’s other senior executives, and the number of shares of Company common stock subject to such grants will be determined by the Compensation Committee based on the “fair value” of each grant type as determined by the Company under applicable accounting standards. The Initial Equity Award will otherwise be subject to the terms and conditions of the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended (the “2007 Equity Incentive Plan”), and the individual award agreements corresponding to the awards, as well as such other terms and conditions as the Compensation Committee may determine, provided that such individual award agreements and terms and conditions are not less favorable to Mr. Kelly than those that apply to equity awards made to other senior executives of the Company at that time. The 2007 Equity Incentive Plan is described in, and attached as Annex A to, the Supplement to the Proxy Statement filed by the Company on January 12, 2016.
The Offer Letter further provides that the Company will provide Mr. Kelly with (1) a one-time “make-whole” equity award with a grant date value of $6,300,000 to compensate Mr. Kelly for certain forfeited equity awards with his current employer and (2) a potential additional make-whole equity award of $1,000,000 if Mr. Kelly’s current employer fails to exercise certain call rights in respect of Mr. Kelly’s equity investment in such employer. Both awards (collectively, the “Make-Whole Award”) will be comprised of restricted stock units, with the number of shares of Company common stock subject to such additional grant being determined by the Compensation Committee based on the “fair value” of such award as determined by the Company under applicable accounting standards. The Make-Whole Award will become vested in three substantially equal installments on each of the three anniversaries of the first quarterly grant date after commencement of employment, assuming his continued employment by the Company through each such date; provided, that upon the termination of his employment by the Company without “cause” (as defined in the Offer Letter) or his resignation of employment for “good reason” (as defined in the Offer Letter), conditioned on his execution and failure to revoke a release of claims against the Company and its affiliates in the form attached to the Visa Inc. Executive Severance Plan (the “Executive Severance Plan”), the Make-Whole Award will become vested with respect to that number of shares of Company common stock with respect to which the Make-Whole Award would have become vested assuming Mr. Kelly had continued employment with the Company for the twelve month period following termination of employment. Further, in the event of Mr. Kelly’s death or “disability” (as defined in the Plan), the Make-Whole Award will become vested with respect to 100% of the shares subject thereto. The Make-Whole Award will otherwise be subject to the terms and conditions of the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended, and the individual award agreement corresponding to the award(s). The effective date of grant of the Make-Whole Award will be the next quarterly grant date after Mr. Kelly’s employment commences, or if it is not yet determinable whether Mr. Kelly is eligible to receive the second equity award described above as of such date, that award will be granted as of the next quarterly grant date following the date on which it is determined that he is eligible to receive the award.
During his employment by the Company, Mr. Kelly will be entitled to personal use of Company owned aircraft, up to an annual maximum of $500,000 for the lesser of (1) any expenses set forth in Federal Aviation Regulations Section 91.501(d)(1)-(d)(10) or (2) the incremental cost to the Company as determined in accordance with Item 402 of Regulation S-K (such lesser amount, “Direct Operating Costs”) that are, in each case, incurred in connection with such usage, and subject to Mr. Kelly’s obligation to promptly reimburse the Company for such Direct Operating Costs of any such use of the Company’s owned aircraft. Mr. Kelly also will be eligible to participate in the Severance Plan previously described by the Company in, and attached as Exhibit 10.1 to, the Current Report on Form 8-K filed by the Company on November 9, 2010.
The Offer Letter is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Scharf Consulting Agreement. Mr. Scharf will serve as an advisor to Mr. Kelly to assist in the CEO transition, commencing December 1, 2016. In connection with such service, the Company entered into a consulting agreement with Mr. Scharf (the “Consulting Agreement”) pursuant to which Mr. Scharf has agreed to provide transition services until March 31, 2017, although the Consulting Agreement may be terminated by the Company or Mr. Scharf at any time prior to such date. During the term of the Consulting Agreement, Mr. Scharf will receive continued payment of his base salary at the annualized rate in effect as of December 1, 2016. Other than the Consulting Agreement, Mr. Scharf did not enter into any compensatory arrangements with the Company in connection with his resignation. A copy of the Consulting Agreement is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1    Offer Letter, dated October 17, 2016, between Visa Inc. and Alfred F. Kelly, Jr.
99.2    Consulting Agreement, dated October 20, 2016, between Visa Inc. and Charles W. Scharf

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: October 21, 2016	By:	/s/ Vasant M. Prabhu
Vasant M. Prabhu Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Offer Letter, dated October 17, 2016, between Visa Inc. and Alfred F. Kelly, Jr.
99.2	Consulting Agreement, dated October 20, 2016, between Visa Inc. and Charles W. Scharf